UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2011

AMHN, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-16731	87-0233535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

  10611 N. Hayden Rd., Suite D106, Scottsdale, AZ  85260
 (Address of principal executive offices and Zip Code)

(888) 245-4168
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

TABLE OF CONTENTS

Page

SECTION 1 – REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement	3

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities	3

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS
4
Item 9.01 (d) Exhibits

FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K (the "Report") may contain “forward looking” statements or statements which arguably imply or suggest certain things about our future.  Statements, which express that we “believe”, “anticipate”, “expect”, or “plan to”, and any other similar statements which are not historical fact, are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based on assumptions that we believe are reasonable, but a number of factors could cause our actual results to differ materially from those expressed or implied by these statements.  You are cautioned not to place undue reliance on these forward looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward looking statements.

Section 1 – Registrant's Business and Operations

ITEM 1.01                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Stock Purchase Agreement with Pernix Therapeutics, LLC

On September 8, 2011, AMHN, Inc., a Nevada corporation (the "Company"), entered into a Stock Purchase Agreement with Pernix Therapeutics, LLC, a Louisiana limited liability company ("Pernix"), and solely for the purposes of Section 5 of the Stock Purchase Agreement, VitaMedMD, LLC, a Delaware limited liability company ("VitaMed").  Pursuant to the terms of the Stock Purchase Agreement, Pernix agreed to purchase 2,631,579 shares of the Company's Common Stock (the "Shares") at a purchase price of $0.38 per share for a total purchase price of $1,000,000 ("Purchase Price").  The closing of the Stock Purchase Agreement shall take place on the next business day following the closing of the transaction contemplated by the Agreement and Plan of Merger ("Merger Agreement") by and among the Company, VitaMed, and VitaMed Acquisition, LLC dated July 18, 2011 which was previously reported in the Current Report on Form 8K filed with the Securities and Exchange Commission on July 21, 2011.  If the closing of the Stock Purchase Agreement has not occurred by October 31, 2011 (or such other later date as the Parties may, by mutual agreement, determine), it will terminate and neither party shall have any liability to the other party.  On the closing date of the Stock Purchase Agreement, Pernix shall wire the Purchase Price for the benefit of the Company to VitaMed and the Company shall issue the Shares.

In connection with the Stock Purchase Agreement, the Company and Pernix entered into a Lock-Up Agreement of even date therewith, which, among other things, will restrict the sale, assignment, transfer, encumbrance and other disposition of the Shares issued to Pernix.  Pursuant to the terms of the Lock-Up Agreement, Pernix agreed that for a period of twelve (12) months from the date of the Lock-Up Agreement, it would not make or cause any sale of the Shares (the "Lock-Up Period").  After the completion of the Lock-Up Period, Pernix agreed not to sell or dispose of more than five percent (5%) of the Shares per quarter for the following twelve (12) month period.

The foregoing descriptions of the Stock Purchase Agreement and Lock-Up Agreement are qualified, in their entirety, by reference to each agreement, copies of which are attached as exhibits to this Report and are incorporated by reference to this Item 1.01.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02                      Unregistered Sales of Equity Securities

As described above in Item 1.01 (incorporated herein by reference), on September 8, 2011, the Company entered into a Stock Purchase Agreement for the purchase by Pernix of 2,631,579 shares of the Company's Common Stock at a purchase price of $0.38 per share for a total purchase price of $1,000,000.  The Shares will be issued upon the payment of the Purchase Price and are covered by a Lock-Up Agreement as described in Item 1.01 above.

In connection with the sale of the Shares, the Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

The foregoing descriptions of the Stock Purchase Agreement and Lock-Up Agreement are qualified, in their entirety, by reference to each agreement, copies of which are attached as exhibits to this Report and are incorporated by reference to this Item 3.02.

Section 9 – Financial Statements and Exhibits

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits:

Exh. No.	Date	Document

10.01	September 8, 2011	Stock Purchase Agreement between the Company and Pernix Therapeutics, LLC*
10.02	September 8, 2011	Lock-Up Agreement between the Company and Pernix Therapeutics, LLC*
____________________________
 * Filed herewith.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 14, 2011	AMHN, INC.

	By:	/s/Jeffrey D. Howes
Jeffrey D. Howes
Chief Executive Officer

EXHIBIT INDEX

Exh. No.	Date	Document

10.01	September 9, 2011	Stock Purchase Agreement between the Company and Pernix Therapeutics, LLC*
10.02	September 9, 2011	Lock-Up Agreement between the Company and Pernix Therapeutics, LLC*